SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Material
☐	Soliciting Material Pursuant to Rule 14a-12

Horizon Technology Finance Corporation (Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: _______________________________________________________________________________________________________
	(2)	Aggregate number of securities to which transaction applies: _______________________________________________________________________________________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________________________________

	(4)	Proposed maximum aggregate value of transaction: _______________________________________________________________________________________________________
	(5)	Total fee paid: _______________________________________________________________________________________________________
☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid: _______________________________________________________________________________________________________
	(2)	Form, schedule or registration statement no.: _______________________________________________________________________________________________________
	(3)	Filing party: _______________________________________________________________________________________________________
	(4)	Date filed: _______________________________________________________________________________________________________

YOUR VOTE IS NEEDED.  PLEASE VOTE TODAY.

June 28, 2011

Dear Horizon Technology Finance Corporation Stockholder:

The Special Meeting of Stockholders of Horizon Technology Finance Corporation (the “Company”) to be held on July 12, 2011 at 10 a.m. at the offices of the Company at 312 Farmington Avenue, Farmington, Connecticut (the “Meeting”), is rapidly approaching.  We need your help to vote your shares promptly for this important meeting. We encourage you to vote via the Internet, as it saves the Company significant time and processing costs.

At the Meeting, you are being asked to approve a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at a price below the then current net asset value (“NAV”) per share in one or more offerings, subject to certain conditions as set forth in the previously mailed proxy materials, including the Proxy Statement dated June 1, 2011.

The Board believes that having the flexibility for the Company to sell its Common Stock below NAV in certain instances is in the Company’s best interests and the best interests of Stockholders. If the Company were unable to access the capital markets when attractive investment opportunities arise, the Company’s ability to grow over time and to continue to pay dividends to Stockholders could be adversely affected, as further described in the Proxy Statement.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

Your vote is very important.  Please vote your shares today.  Approval of the Proposal requires the affirmative vote of the stockholders of the Company holding (1) a majority of the outstanding shares of the common stock of the Company entitled to vote at the Meeting and (2) a majority of the outstanding shares of the common stock of the Company entitled to vote at the Meeting that are not held by affiliated persons of the Company.  Therefore, the vote of every stockholder is very important.

Please submit your proxy in this important matter as promptly as possible (1) through the internet, (2) by marking, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided, or (3) if you received a voting instruction form with telephonic instructions, by telephone.

If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at 1-800-487-4870.

Thank you for your cooperation and continued support.

Sincerely, Robert D. Pomeroy, Jr. Chief Executive Officer

Please help the Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

3.
Vote by Telephone.  If you received a voting instruction form with telephonic instructions, call the toll-free number listed for this purpose on your voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

Please Act Today To Vote Your Shares